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                                                                 Exhibit 4.05-01

                           El Paso Electric Company
                                 P.O. Box 982
                             El Paso, Texas 79960


                                                                 August 16, 2000

Salomon Smith Barney Inc.
390 Greenwich Street, 4th Floor
New York, New York 10013

               Re: Maricopa County, Arizona Pollution Control Corporation Pollution Control Refunding Revenue Bonds, 1985 Series A (El Paso Electric Company Palo Verde Project) (the "1985 Series A Bonds")

                    Maricopa County, Arizona Pollution Control Corporation Adjustable Tender Pollution Control Revenue Bonds, 1994 Series A (El Paso Electric Company Palo Verde Project) (the "1994 Series A Bonds")

                    City of Farmington, New Mexico ("Farmington") Adjustable Tender Pollution Control Revenue Refunding Bonds, 1994 Series A (El Paso Electric Company Four Corners Project) (the "Farmington Bonds" and, collectively with the 1985 Series A Bonds and the 1994 Series A Bonds, the "Bonds")

Ladies and Gentlemen:

     Reference is made to the Trust Indenture, dated as of August 1, 1985, as amended and supplemented (the "1985 Series A Indenture"), by and between Maricopa County, Arizona Pollution Control Corporation (the "Pollution Control Corporation") and The Chase Manhattan Bank, as successor trustee (the "Trustee"), pursuant to which the 1985 Series A Bonds were issued, and the Remarketing Agent Agreement, dated as of February 12, 1996 (the "1985 Series A Remarketing Agreement"), between El Paso Electric Company, a Texas corporation (the "Company"), and you, as, remarketing agent (the "Remarketing Agent").

     Reference is made to the Indenture of Trust, dated as of July 1, 1994, as amended and supplemented (the "1994 Series A Indenture"), by and between the Pollution Control Corporation and the Trustee, pursuant to which the 1994 Series A Bonds were issued, and the Remarketing Agreement, dated as of July 1, 1994
(the "1994 Series A Remarketing Agreement"), between the Company and the Remarketing Agent.
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     Reference is made to Ordinance No. 94-1018 adopted by Farmington on October
18, 1994 and accepted by the Trustee, as amended and supplemented (the "Ordinance" and, together with the 1985 Series A Indenture and the 1994 Series A Indenture, the "Indentures"), pursuant to which the Farmington Bonds were issued, and the Remarketing Agreement, dated as of November 1, 1994 (the "Farmington Remarketing Agreement" and, together with the 1985 Series A Remarketing Agreement and the 1994 Series A Remarketing Agreement, the "Remarketing Agreements"), between the Company and the Remarketing Agent.

     Pursuant to the relevant provisions of the 1985 Series A Indenture, the Company has notified the Pollution Control Corporation and the Trustee of its election to convert the 1985 Series A Bonds to bear interest at a Long-Term Interest Rate for a Long-Term Interest Rate Period beginning on August 24, 2000 (the "Remarketing Date") and ending on July 31, 2005 and the Trustee has notified the owners of the 1985 Series A Bonds that such Bonds are subject to mandatory tender on the Remarketing Date.

     Pursuant to the relevant provisions of the 1994 Series A Indenture; the Company has notified the Pollution Control Corporation and the Trustee of its election to convert the 1994 Series A Bonds to bear interest at a Long-Term Interest Rate for a Long-Term Interest Rate Period beginning on the Remarketing Date and ending on July 31, 2005 and the Trustee has notified the owners of the 1994 Series A Bonds that such Bonds are subject to mandatory tender on the Remarketing Date.

     Pursuant to the relevant provisions of the Ordinance, the Company has notified Farmington and the Trustee of its election to convert the Farmington Bonds to bear interest at a Long-Term Interest Rate for a Long-Term Interest Rate Period beginning on the Remarketing Date and ending on July 31, 2002 and the Trustee has notified the owners of the Farmington Bonds that such Bonds are subject to mandatory tender on the Remarketing Date.

     Pursuant to each Indenture and each Remarketing Agreement, the Remarketing Agent shall offer for sale and use its best efforts to sell the Bonds, any such sale to be made on the Remarketing Date at the best price available in the marketplace.

     The Company and the Remarketing Agent agree that each Remarketing Agreement, as applicable, shall be amended and supplemented (this "Remarketing Agreement Amendment") as follows:

     1.   With respect to the 1985 Series A Bonds, (a) as contemplated by
Section 6 of the 1985 Series A Remarketing Agreement, in consideration for the Remarketing Agent's best efforts to remarket the 1985 Series A Bonds in accordance with the terms and provisions of the 1985 Series A Indenture and the 1985 Series A Remarketing Agreement, the Company agrees (i) to pay the Remarketing Agent on the Remarketing Date a fee equal to .685% of the principal amount of the 1985 Series A Bonds by wire transfer of immediately available funds to an account designated by the Remarketing Agent and (ii) to reimburse the Remarketing Agent for all direct,

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out-of-pocket expenses incurred by it as Remarketing Agent with respect to the
1985 Series A Bonds, including reasonable counsel fees and disbursements and (b) the Company agrees and acknowledges that, for purposes of clause (iii) of
Section 7(a) of the 1985 Series A Remarketing Agreement, the term "Disclosure Statement," as defined therein, shall be deemed to include (i) the preliminary remarketing statement relating to the Bonds dated July 28, 2000 (including the appendices thereto and the documents incorporated by reference therein, the "Preliminary Remarketing Statement"), (ii) the final remarketing statement relating to the Bonds dated the date hereof (including the appendices thereto and the documents incorporated by reference therein, the "Remarketing Statement") and any amendment thereof or supplement thereto (including, for these purposes, any document filed by the Company with the Securities and Exchange Commission (the "Commission") under the Securities Exchange Act of 1934 (the "Exchange Act's after the date hereof and incorporated by reference into the Remarketing Statement) or (iii) any other disclosure document that may be used from time to time in connection with a remarketing of the 1985 Series A Bonds by the Remarketing Agent pursuant to the 1985 Series A Remarketing Agreement.

     2.   With respect to the 1994 Series A Bonds, (a) as contemplated by
Section 6 of the 1994 Series A Remarketing Agreement, in consideration for the Remarketing Agent's best efforts to remarket the 1994 Series A Bonds in accordance with the terms and provisions of the 1994 Series A Indenture and the 1994 Series A Remarketing Agreement, the Company agrees (i) to pay the Remarketing Agent on the Remarketing Date a fee equal to .685% of the principal amount of the 1994 Series A Bonds by wire transfer of immediately available funds to an account designated by the Remarketing Agent and (ii) to reimburse the Remarketing Agent for all direct, out-of-pocket expenses incurred by it as Remarketing Agent with respect to the 1994 Series A Bonds, including reasonable counsel fees and disbursements and (b) the Company agrees and acknowledges that, for purposes of clause (iii) of Section 7(a) of the 1994 Series A Remarketing Agreement, the term "Disclosure Statement," as defined therein, shall be deemed to include (i) the Preliminary Remarketing Statement, (ii) the Remarketing Statement and any amendment thereof or supplement thereto (including, for these purposes, any document filed by the Company with the Commission under the Exchange Act after the date hereof and incorporated by reference into the Remarketing Statement) or (iii) any other disclosure document that may be used from time to time in connection with a remarketing of the 1994 Series A Bonds by the Remarketing Agent pursuant to the 1994 Series A Remarketing Agreement.

     3. With respect to the Farmington Bonds, (a) as contemplated by Section 6 of the Farmington Remarketing Agreement, in consideration for the Remarketing Agent's best efforts to remarket the Farmington Bonds in accordance with the terms and provisions of the Ordinance and the Farmington Remarketing Agreement, the Company agrees (i) to pay the Remarketing Agent on the Remarketing Date a fee equal to .685% of the principal amount of the Farmington Bonds by wire transfer of immediately available funds to an account designated by the Remarketing Agent and (ii) to reimburse the Remarketing Agent for all direct, out-of-pocket expenses incurred by it as Remarketing Agent with respect to the Farmington Bonds, including reasonable counsel

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fees and disbursements and (b) the Company agrees and acknowledges that, for purposes of clause (iii) of Section 7(a) of the Farmington Remarketing Agreement, the term "Disclosure Statement," as defined therein, shall be deemed to include (i) the Preliminary Remarketing Statement, (ii) the Remarketing Statement and any amendment thereof or supplement thereto (including, for these purposes, any document filed by the Company with the Commission under the Exchange Act after the date hereof and incorporated by reference into the Remarketing Statement) or (iii) any other disclosure document that may be used from time to time in connection with a remarketing of the Farmington Bonds by the Remarketing Agent pursuant to the Farmington Remarketing Agreement.

     4. In addition to the conditions to the Remarketing Agent's obligations set forth in Section 4 of each Remarketing Agreement, the obligations of the Remarketing Agent under each Remarketing Agreement to remarket the Bonds on the Remarketing Date are also subject, in the discretion of the Remarketing Agent, to the conditions that (i) there shall not have occurred any material adverse change in the properties, business, condition (financial or other) or results of operations of the Company since the date of the Remarketing Statement and (ii) the Remarketing Agent shall have received such certificates, accountants' letters and opinions of counsel as it shall reasonably request.

     5. In addition to the representations, warranties, covenants and agreements set forth in Section 3 of each Remarketing Agreement, the Company represents and warrants to, and covenants and agrees with, the Remarketing Agent as follows:

     (i) This Remarketing Agreement Amendment has been duly authorized, executed and delivered by the Company and constitutes a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as limited by bankruptcy, insolvency, reorganization, moratorium or other laws, judicial decisions or principles of equity relating to or affecting the enforcement of creditors' rights or contractual obligations generally.

     (ii) The continuing disclosure agreements relating to the Bonds between the Company and the Trustee each to be dated as of the Remarketing Date (collectively, the "Continuing Disclosure Agreements") have been duly authorized by the Company, on, the Remarketing Date, will be duly executed and delivered by the Company and, assuming the due authorization, execution and delivery thereof by the Trustee, will constitute the valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms, except as limited by bankruptcy, insolvency, reorganization, moratorium or other laws, judicial decisions or principles of equity relating to or affecting the enforcement of creditors' rights or contractual obligations generally.

     (iii) No other consent, approval, authorization or order of any regulatory body or administrative agency or other governmental body relating to the Company is legally required for the execution and delivery of this Remarketing Agreement Amendment Or

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the Continuing Disclosure Agreements or fulfillment of the terms hereof or thereof except such as have been obtained.

     (iv) The execution and delivery of this Remarketing Agreement Amendment and the Continuing Disclosure Agreements by the Company does not, and fulfillment of the terms hereof or thereof will not, result in a breach of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust or other agreement or instrument to which the Company is a party, or the Restated Articles of Incorporation or Bylaws of the Company, or any order, rule or regulation applicable to the Company of any court or of any Federal or state regulatory body or administrative agency or other governmental body having jurisdiction over the Company or over any of its properties, or any statute of any jurisdiction applicable to the Company.

     (v) The Remarketing Statement does not, as of the date hereof, and, as it may be amended or supplemented (including by way of any document incorporated by reference therein), will not, as of the Remarketing Date, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

     6. Except as expressly set forth in this Remarketing Agreement Amendment, all terms and provisions of the Remarketing Agreements are, and shall continue to be, in full force and effect.

     7. This Remarketing Agreement Amendment shall be governed by, and construed in accordance with, the laws of the State of New York without reference to the choice of law provisions thereof.

     8. This Remarketing Agreement Amendment shall be executed in several counterparts, each of which shall be regarded as an original and all of which shall constitute one and the same document.

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     If the foregoing is acceptable to the Remarketing Agent, please sign and return to the Company a counterpart hereof, whereupon this instrument along with all counterparts will become a binding agreement between the Remarketing Agent and the Company in accordance with its terms.


                                    Very truly yours,


                                    EL PASO ELECTRIC COMPANY



                                    By: /s/ GARY R. HEDRICK
                                       -----------------------
                                       Name: Gary R. Hedrick
                                       Title: CFO
Agreed and acknowledged by:


SALOMON SMITH BARNEY INC.,
as Remarketing Agent


By: /s/ JAMES A. BRODT
   --------------------------
   Name:  James A. Brodt
   Title

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